As filed with the Securities and Exchange Commission on June 10, 2009

Registration No. 333-151052

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3911	90-0207604
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

357 Main Street

Armonk, New York 10504

(914) 595-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marie D. Hlavaty, Esq.

Visant Corporation

357 Main Street

Armonk, New York 10504

(914) 595-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

(check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
7 5/8% Senior Subordinated Notes due 2012	$500,000,000	100%	$500,000,000	(1)
Guarantees of 7 5/8% Senior Subordinated Notes due 2012(2)	N/A(3)	(3)	(3)	(3)

(1)	Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required.
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices

AKI, Inc.	Delaware	2844	13-3785856	1700 Broadway, 25th Floor New York, NY 10019 (212) 541-2600

Dixon Direct Corp.	Delaware	2844	56-2586460	357 Main Street Armonk, NY 10504 (914) 595-8200

IST, Corp.	Delaware	2844	31-1812966	5600 Energy Parkway Baltimore, MD 21226 (410) 360-3000

Jaguar Advanced Graphics Group Inc.	New York	2759	13-3519954	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Jostens, Inc.	Minnesota	3911	41-0343440	3601 Minnesota Drive, Suite 400 Minneapolis, MN 55435 (952) 830-3300

Memory Book Acquisition LLC	Delaware	3231	26-1095433	357 Main Street Armonk, NY 10504 (914) 595-8200

Neff Holding Company	Delaware	2300	06-1674743	645 Pine Street Greenville, OH 45331 (937) 548-3194

Neff Motivation, Inc.	Ohio	2300	34-4377440	645 Pine Street Greenville, OH 45331 (937) 548-3194

PCC Express, Inc.	Delaware	2759	52-2038306	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Phoenix Color Corp.	Delaware	2759	22-2269911	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Phoenix (Md.) Realty, LLC	Maryland	2759	22-2269911	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Spice Acquisition Corp.	Delaware	2844	87-0780298	357 Main Street Armonk, NY 10504 (914) 595-8200

The Lehigh Press, Inc.	Pennsylvania	2750	23-1417330	1900 South 25th Avenue Broadview, IL 60155 (708) 681-3612

Visual Systems, Inc.	Wisconsin	2752	39-1025733	8111 N. 87th Street Milwaukee, WI 53224 (414) 464-8333

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement and to file the revised exhibits indicated in such Item. Accordingly, this Post-Effective Amendment No. 2 consists only of the facing page, this explanatory note and Part II to the Registration Statement.

No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby, all of which will be borne by us, are as follows:

Printing expenses	$35,000
Legal fees	48,000
Accounting fees	36,000

Total	$119,000

Item 14.    Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Visant Holding Corp. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Visant Corporation, AKI, Inc., Dixon Direct Corp., IST, Corp., Neff Holding Company, PCC Express, Inc., Phoenix Color Corp. and Spice Acquisition Corp. are incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of Visant Corporation and each of Visant Corporation’s guarantors incorporated in Delaware and listed above provide indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the fullest extent permitted by the DGCL, as amended from time to time.

Memory Book Acquisition Company LLC is organized under the Delaware Limited Liability Company Act. Section 18-108 of the Delaware Limited Liability Company Act, as amended, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability agreement of Memory Book Acquisition Company LLC provides exculpation to any member, manager, officer, director, stockholder, member or partner of a member of the company or any of its affiliates, to the fullest extent permitted by law, against liability to the company or any other member or manager of the company for any act or omission, except for (1) any breach of the individual’s duty of loyalty to the company, (2) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law or of the limited liability company agreement, or (3) any transactions from which the individual derived an improper personal benefit. In addition, the limited liability agreement of Memory Book Acquisition Company LLC provides that indemnification may be provided to any member, manager, officer, director, stockholder, member or partner of a member of the company or any of its affiliates, to the fullest extent permitted by law, who was or is a party to any action, suit or proceeding, except for (1) any breach of the individual’s duty of loyalty to the company, (2) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law or of the limited liability company agreement, (3) any transactions from which the individual derived an improper personal benefit, or (4) a criminal act or proceeding where reasonable cause is present to believe that the individual’s conduct was unlawful.

Jostens, Inc. is incorporated under the laws of the State of Minnesota. Unless stated otherwise in the articles of incorporation or by-laws, Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) requires a Minnesota corporation to indemnify a person made a party to a proceeding by reason of his or her former or present official capacity with the corporation, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

•	has not been indemnified by another organization or employee benefit plan for the same liabilities in connection with the same proceedings;

•	acted in good faith;

•	received no improper benefit;

•	in the case of a criminal proceeding, had no reason to believe the conduct was unlawful; and

•

in the case of acts or omissions occurring in such person’s official capacity as a director, officer or employee, the person reasonably believed that the conduct was in the best interests of the corporation, or at least not opposed to the best interests of the corporation depending on the capacity in which that person is serving.

Jostens, Inc.’s articles of incorporation and bylaws provide that Jostens, Inc. shall indemnify all directors and officers for such expenses and liabilities, in such manner, under such circumstances, and to the extent permitted by law.

The MBCA states that a person made or threatened to be made a party to a proceeding (as described above) is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorney’s fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (1) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in MBCA 302A.521 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that such criteria for indemnification have not been satisfied and (2) if, after a determination of the facts then known to those making the determination, such facts would not preclude indemnification under the statute. The applicability of this provision may be limited by a corporation’s articles of incorporation or bylaws. However, Jostens, Inc.’s articles of incorporation and bylaws are silent with regard to the advancement of expenses.

Jostens, Inc.’s articles of incorporation state that no director shall be personally liable to Jostens, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except as otherwise required by law. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Furthermore, the MBCA provides that the articles of incorporation of a corporation cannot eliminate or limit director’s liability for:

•	any breach of the director’s duty of loyalty to the corporation or shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability became effective.

The Lehigh Press, Inc. is incorporated in the Commonwealth of Pennsylvania. Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (the “PBCL”), The Lehigh Press, Inc. has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification will have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Lehigh Press, Inc.’s by-laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. The Lehigh Press, Inc.’s by-laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

Neff Motivation, Inc. is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they actually and reasonably incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the directors or officers acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they actually and reasonably incur in such capacities, provided that the directors or officers acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made to any director or officer in respect of any claim, issue, or matter as to which (1) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (2) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

Neff Motivation, Inc. has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers to the fullest extent provided by, or permissible under, Section 1701.13(E). Neff Motivation, Inc. is specifically authorized to take any and all further action to effectuate any indemnification of any director or officer that any Ohio corporation may have the power to take by any vote of the shareholders, vote of disinterested directors, by any agreement, or otherwise. Neff Motivation, Inc. may purchase and maintain contracts insuring the company against any liability to directors and officers they may incur under the above provisions for indemnification.

Jaguar Advanced Graphics Group Inc. is a New York corporation. Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation’s request, as officers or directors of another corporation) against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of New York State, to indemnification as described above.

Phoenix (Md.) Realty, LLC is a limited liability company organized under the laws of the state of Maryland. Section 4A-203 of the Maryland Limited Liability Company Act permits a Maryland limited liability company, unless otherwise provided by law or its articles of organization or operating agreement, to indemnify any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act which constitutes willful misconduct or recklessness.

Phoenix (Md.) Realty, LLC’s operating agreement requires it to indemnify, to the fullest extent permitted by Maryland law as if it were a Maryland corporation, any managers and officers, including (without limitation) the advance of expenses, and permits it to indemnify other employees and agents to the extent authorized by the Board of Managers. Section 2-418(d) of the Maryland General Corporation Law (“MGCL”) requires a corporation, unless limited by its charter, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Section 2-418(b) of the MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify (1) in respect of any proceeding by or in the right of the corporation in which the director or officer is adjudged to be liable to the corporation or (2) for a proceeding brought by the director or officer against the corporation, except for (a) for a proceeding brought to enforce indemnification under the MCGL or (b) if the charter or bylaws of the corporation, a resolution of the board of directors of the corporation or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise. In addition, indemnification may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, (2) by special legal counsel selected by the board of directors or (3) by the stockholders.

In addition, Phoenix (Md.) Realty, LLC’s operating agreement provides that, to the fullest extent permitted by Maryland law, no manager or officer may be personally liable to Phoenix (Md.) Realty, LLC or its members for money damages, and no amendment to Phoenix (Md.) Realty, LLC’s operating agreement or By-laws or repeal of any of their respective provisions will limit or eliminate the limitation of liability provision. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Additionally, Phoenix (Md.) Realty, LLC’s By-laws provide that any indemnification or advancement of expenses shall be made promptly, and in any event within 60 days, upon the written request of the manager or officer seeking indemnification or advancement of expenses. Any costs and expenses incurred by an indemnified party in successfully establishing his or her right to indemnification shall be reimbursed by Phoenix (Md.) Realty, LLC, except that it will be a defense to any action for advance of expenses that (1) the facts known to those making the determination not to advance expenses at the time of such determination would preclude indemnification or (2) the corporation has not received (i) a written affirmation by the person seeking indemnification of such person’s good faith belief that the standard of conduct necessary for indemnification was met and (ii) an undertaking as required by the MGCL to repay such advances in the event it shall ultimately be determined that the standard of conduct for indemnification was not met. The By-laws also provide that indemnification and advancement of expenses provided by the Articles of Organization, Operating Agreement and By-laws (i) are not exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled to under any law, agreement, vote of members or disinterested managers or other provisions that is consistent with law; and (ii) will continue in respect of all events occurring while a person was an officer or director and will inure to the benefit of the estate, heirs, executors and administrators of such person. Phoenix (Md.) Realty, LLC will not be liable for any claim for indemnification made by a manager or officer to the extent such manager or officer has received payment under any insurance policy, agreement or otherwise, of the amounts otherwise indemnifiable pursuant to the By-laws. The By-laws further provide that all rights to indemnification and advance of expenses shall be deemed a contract between Phoenix (Md.) Realty, LLC and the manager or officer who serves in such capacity. Finally, the By-laws provide that any repeal or modification of the By-laws shall not in any way diminish any right to indemnification or advancement of expenses of such Manager or officer or the obligations of Phoenix (Md.) Realty, LLC arising under the By-laws with respect to events occurring, or claims made, while the indemnification provision is in force.

Visual Systems, Inc. is incorporated under the laws of Wisconsin. Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the registrant and such breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation or bylaws.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Visual Systems, Inc.’s by-laws provide that every person who is or was a director or officer, and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, shall be indemnified by Visual Systems, Inc., except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged to have been guilty of fraud in the performance of his duty as such officer or director. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such director or officer is guilty of fraud in the performance of his duties, if such director or officer was acting in good faith in what he considered to be the best interests of the corporation and with no reasonable cause to believe that the action was illegal.

Item 15.    Recent Sales of Unregistered Securities.

Our equity securities are not registered pursuant to Section 12 of the Exchange Act. For the quarter ended April 4, 2009, we did not issue or sell equity securities, except that, at the end of such quarter, an aggregate of 20,577 shares of Holdings’ Class A Common Stock were issued to two former employees in connection with the net cashless exercise of vested options by such former employees in connection with their separation from service. For the quarter ended January 3, 2009, we did not issue or sell equity securities. For the quarter ended September 27, 2008, we did not issue or sell equity securities, except: (a) on September 3, 2008, Holdings granted an aggregate of 2,403 options to purchase Class A Common Stock, subject to vesting, with an exercise price of $248.25 per share, to an employee under the 2004 Plan; and (b) on September 8, 2008, Holdings granted 2,000 options to purchase Class A Common Stock, subject to vesting, with an exercise price of $248.25 per share, to an employee under the 2004 Plan, in each case in accordance with Section 4(2) of the Securities Act. For the quarter ended June 28, 2008, we did not issue or sell equity securities, except as of April 1, 2008, Holdings issued, subject to vesting, an aggregate of 2,600 restricted shares of Holdings’ Class A Common Stock to three officers under the 2004 Plan in accordance with section 4(2) of the Securities Act. In addition, during the quarter ended June 28, 2008, an aggregate of 4,888 shares of Holdings’ Class A Common Stock were issued in connection with the net cashless exercise of vested options by two employees in connection with their separation from service. For each of the quarters ended March 29, 2008, December 29, 2007 and September 29, 2007, we did not issue or sell equity securities. For the quarter ended June 30, 2007, we did not issue or sell equity securities, except that on April 30, 2007, we granted an aggregate of 5,546 options to purchase Class A Common

Stock, subject to vesting, with an exercise price of $169.15 per share to certain employees of Visant and its subsidiaries under the 2004 Plan, in accordance with Section 4(2) of the Securities Act. For the quarter ended March 31, 2007, we did not issue or sell equity securities. For the quarter ended December 30, 2006, we did not issue or sell equity securities, except: (a) on November 30, 2006, Holdings granted 2,300 options to purchase Class A Common Stock, subject to vesting, with an exercise price of $130.45 per share to an employee under the 2004 Plan; (b) on December 1, 2006, Holdings granted 12,350 options to purchase Class A Common Stock, subject to vesting, with an exercise price of $130.45 per share to certain employees under the 2004 Plan; and (c) on December 15, 2006, Holdings issued 3,000 shares of restricted Class A Common Stock to one of our officers under the 2004 Plan, in each case in accordance with Section 4(2) of the Securities Act. For each of the quarters ended September 30, 2006, July 1, 2006 and April 1, 2006, we did not issue or sell equity securities.

Item 16.    Exhibits and Financial Statement Schedules.

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16(a) by reference.

(b)	Financial Statement Schedules

Schedule II—Valuation and Qualifying Accounts

Visant Holding Corp. and subsidiaries

	Allowance for uncollectible accounts(1)	Allowance for sales returns(2)	Salesperson overdraft reserve(1)
Balance, December 31, 2005	$3,685	$5,934	$12,517

Charged to expense	1,012	24,512	6,672
Deductions	1,971	23,168	6,568

Balance, December 30, 2006	2,726	7,278	12,621

Charged to expense	1,626	24,281	1,541
Deductions	1,048	24,679	4,193

Balance, December 29, 2007	3,304	6,880	9,969

Charged to expense	2,549	25,880	928
Deductions	1,545	24,737	2,753

Balance, January 3, 2009	$4,308	$8,023	$8,144

(1)	Deductions represent uncollectible accounts written off, net of recoveries
(2)	Deductions represent returns processed against reserve

Item 17.    Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 14 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visant Corporation has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

VISANT CORPORATION

By:	*
Name:	Marc L. Reisch
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Vice President—Finance (Principal Financial and Accounting Officer)	June 10, 2009

* David F. Burgstahler	Director	June 10, 2009

* George M.C. Fisher	Director	June 10, 2009

Alexander Navab	Director	June 10, 2009

* Tagar C. Olson	Director	June 10, 2009

Charles P. Pieper	Director	June 10, 2009

* Jay Wilkins	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AKI, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 2009.

AKI, INC.

By:	*
Name:	Debra Leipman-Yale
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Debra Leipman-Yale	President (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Vice President (Principal Financial and Accounting Officer)	June 10, 2009

* Marc L. Reisch	Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dixon Direct Corp. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

DIXON DIRECT CORP.

By:	*
Name:	Marc L. Reisch
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IST, Corp. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 2009.

IST, CORP.

By:	*
Name:	Debra Leipman-Yale
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Debra Leipman-Yale	President (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Vice President (Principal Financial and Accounting Officer)	June 10, 2009

* Marc L. Reisch	Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jaguar Advanced Graphics Group Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on the 10th day of June, 2009.

JAGUAR ADVANCED GRAPHICS GROUP INC.

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

* Marc L. Reisch	Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jostens, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 10th day of June, 2009.

JOSTENS, INC.

By:	*
Name:	Timothy M. Larson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Timothy M. Larson	President and Chief Executive Officer (Principal Executive Officer)	June 10, 2009

* Marjorie Brown	Senior Vice President, Finance (Principal Financial and Accounting Officer)	June 10, 2009

* Marc L. Reisch	Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Memory Book Acquisition LLC has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

MEMORY BOOK ACQUISITION LLC

By:	*
Name:	Marc L. Reisch
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	President and Chief Executive Officer (Principal Executive Officer) and Manager	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Manager	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Manager	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Neff Holding Company has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

NEFF HOLDING COMPANY

By:	*
Name:	Marc L. Reisch
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Neff Motivation, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

NEFF MOTIVATION, INC.

By:	*
Name:	Marc L. Reisch
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PCC Express, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on the 10th day of June, 2009.

PCC EXPRESS, INC.

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

* Marc L. Reisch	Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Phoenix Color Corp. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on the 10th day of June, 2009.

PHOENIX COLOR CORP.

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

* Marc L. Reisch	Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Phoenix (Md.) Realty, LLC has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on the 10th day of June, 2009.

PHOENIX (MD.) REALTY, LLC

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Manager	June 10, 2009

* Marc L. Reisch	Manager	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Manager	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spice Acquisition Corp. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

SPICE ACQUISITION CORP.

By:	*
Name:	Marc L. Reisch
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Lehigh Press, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

THE LEHIGH PRESS, INC.

By:	*
Name:	Marc L. Reisch
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	President, Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2009

* Paul B. Carousso	Senior Vice President—Finance (Principal Financial and Accounting Officer)	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Visual Systems, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 10th day of June, 2009.

VISUAL SYSTEMS, INC.

By:	*
Name:	Marc L. Reisch
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and power of attorney have been signed by the following persons in the capacities indicated on the 10th day of June, 2009.

Signature	Capacity	Date

* Marc L. Reisch	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2009

* Paul B. Carousso	Senior Vice President, Finance (Principal Financial and Accounting Officer) and Director	June 10, 2009

/s/ MARIE D. HLAVATY Marie D. Hlavaty	Director	June 10, 2009

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1(13)	Agreement and Plan of Merger, dated as of July 21, 2004, among Fusion Acquisition LLC, VHH Merger, Inc. and Von Hoffmann Holdings Inc.

2.2(11)	Agreement and Plan of Merger, dated as of July 21, 2004, among Fusion Acquisition LLC, AHC Merger, Inc. and AHC I Acquisition Corp.

2.3(12)	Contribution Agreement, dated as of July 21, 2004, between Visant Holding Corp. (f/k/a Jostens Holding Corp.) and Fusion Acquisition LLC.

2.4(2)	Amendment No. 1 to Contribution Agreement, dated as of September 30, 2004, between Visant Holding Corp. and Fusion Acquisition LLC.

2.5(22)	Stock Purchase Agreement, dated January 2, 2007, among Visant Corporation, Visant Holding Corporation and R.R. Donnelley & Sons Company.

2.6(27)	Agreement and Plan of Merger, dated as of February 11, 2008, by and among Visant Corporation, Coyote Holdco Acquisition Company LLC, Phoenix Color Corp., Louis LaSora, as stockholders’ representative and the stockholders signatory thereto.

3.1(2)	Second Amended and Restated Certificate of Incorporation of Visant Holding Corp.

3.2(19)	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Visant Holding Corp.

3.3(3)	By-Laws of Visant Holding Corp.

3.4(19)	Certificate of Incorporation of Visant Secondary Holding Corp.

3.5(19)	Certificate of Amendment of the Certificate of Incorporation of Visant Secondary Holdings Corp.

3.6(19)	By-Laws of Visant Secondary Holding Corp.

3.7(6)	Amended and Restated Certificate of Incorporation of Visant Corporation (f/k/a Jostens IH Corp.)

3.8(19)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Visant Corporation.

3.9(6)	By-Laws of Visant Corporation.

3.10(8)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of AKI, Inc. (f/k/a Arcade Marketing, Inc.).

3.11(9)	By-Laws of AKI, Inc.

3.12(26)	Certificate of Amendment of Certificate of Incorporation and Certificate of Incorporation of Dixon Direct Corp. (f/k/a Dixon Acquisition Corp.).

3.13(26)	By-Laws of Dixon Direct Corp.

3.14(6)	Certificate of Incorporation of IST, Corp.

3.15(6)	By-Laws of IST, Corp.

3.16(32)	Certificate of Incorporation of Jaguar Advanced Graphics Group Inc.

3.17(32)	By-Laws of Jaguar Advanced Graphics Group Inc.

3.18(17)	Form of Amended and Restated Articles of Incorporation of Jostens, Inc.

3.19(18)	By-Laws of Jostens, Inc.

3.20(32)	Certificate of Formation of Memory Book Acquisition Company LLC.

3.21(32)	Limited Liability Company Agreement of Memory Book Acquisition Company LLC.

3.22(26)	Certificate of Amendment of Certificate of Incorporation and Certificate of Incorporation of Neff Holding Company.

Exhibit No.	Exhibit Description

3.23(26)	By-Laws of Neff Holding Company

3.24(26)	Amended Articles of Incorporation of Neff Motivation, Inc.

3.25(26)	Amended Code of Regulations of Neff Motivation, Inc.

3.26(32)	Certificate of Incorporation of PCC Express, Inc.

3.27(32)	By-Laws of PCC Express, Inc.

3.28(32)	Certificate of Incorporation of Phoenix Color Corp. (f/k/a Phoenix Merger Corp.).

3.29(32)	Amended and Restated By Laws of Phoenix Color Corp.

3.30(32)	Articles of Organization of Phoenix (Md.) Realty, LLC.

3.31(32)	Operating Agreement of Phoenix (Md.) Realty, LLC.

3.32(26)	Certificate of Incorporation of Spice Acquisition Corp.

3.33(26)	By-Laws of Spice Acquisition Corp.

3.34(16)	Articles of Incorporation of The Lehigh Press, Inc.

3.35(16)	Amended and Restated By-Laws of The Lehigh Press, Inc.

3.36(32)	Articles of Incorporation of Visual Systems, Inc.

3.37(32)	By-Laws of Visual Systems, Inc. (f/k/a Newburg Acquisition, Inc.).

4.1(4)	Indenture, dated December 2, 2003, between Visant Holding Corp. and The Bank of New York Mellon Trust Company, N.A. (f/k/a BNY Midwest Trust Company), as trustee.

4.2(4)	Registration Rights Agreement, dated November 25, 2003, among Visant Holding Corp., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.

4.3(6)	Indenture, dated October 4, 2004, among Visant Corporation, the guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York), as trustee.

4.4(6)	Exchange and Registration Rights Agreement, dated October 4, 2004, among Visant Corporation, the guarantors parties thereto, Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.

4.5(2)	Registration Rights Agreement, dated as of October 4, 2004, between Visant Holding Corp. and the Stockholders named therein.

4.6(21)	Indenture, dated April 4, 2006, between Visant Holding Corp. and U.S. Bank National Association, as trustee.

4.7(21)	Registration Rights Agreement, dated April 4, 2006, among Visant Holding Corp., Lehman Brothers Inc. and Banc of America Securities LLC.

5.l(34)	Opinion of Simpson Thacher & Bartlett LLP regarding the validity of the securities offered hereby.

5.2(34)	Opinion of Sheri K. Hank, counsel to Jostens, Inc., as to all matters governed by the laws of the State of Minnesota.

5.3(34)	Opinion of Cozen O’Connor as to all matters governed by the Commonwealth of Pennsylvania.

5.4†	Opinion of Calfee, Halter & Griswold LLP as to all matters governed by the State of Ohio.

5.5†	Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to all matters governed by the laws of the State of Maryland.

5.6(34)	Opinion of Reinhart Boerner Van Deuren s.c. as to all matters governed by the laws of the State of Wisconsin.

Exhibit No.	Exhibit Description

10.1(6)	Credit Agreement, dated as of October 4, 2004, among Visant Corporation, as Borrower, Jostens Canada Ltd., as Canadian Borrower, Visant Secondary Holdings Corp., as Guarantor, Credit Suisse First Boston, as Administrative Agent, Credit Suisse First Boston Toronto Branch, as Canadian Administrative Agent, Credit Suisse First Boston, as Sole Lead Arranger and Sole Bookrunner, Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Co-Arrangers and Co-Syndication Agents, and certain other lending institutions from time to time parties thereto.

10.2(6)	U.S. Guarantee, dated as of October 4, 2004, among Visant Secondary Holdings Corp., each of the subsidiaries of Visant Corporation listed on Annex A thereto and Credit Suisse First Boston, as administrative agent for the lenders from time to time parties to the Credit Agreement, dated as of October 4, 2004.

10.3(6)	Canadian Guarantee, dated as of October 4, 2004, among Visant Corporation, Visant Secondary Holdings Corp., the subsidiaries of Visant Corporation listed on Schedule 1 thereto and Credit Suisse First Boston Toronto Branch, as Canadian Administrative Agent for the lenders from time to time parties to the Credit Agreement, dated as of October 4, 2004.

10.4(6)	Security Agreement, dated as of October 4, 2004, among Visant Secondary Holdings Corp., Visant Corporation, each of the subsidiaries of Visant Corporation listed on Annex A thereto and Credit Suisse First Boston, as administrative agent for the lenders from time to time party to the Credit Agreement, dated as of October 4, 2004.

10.5(6)	Canadian Security Agreement, dated as of October 4, 2004, between Jostens Canada Ltd. and Credit Suisse First Boston Toronto Branch, as Canadian administrative agent for the lenders from time to time party to the Credit Agreement, dated as of October 4, 2004.

10.6(6)	Pledge Agreement, dated as of October 4, 2004, among Visant Corporation, Visant Secondary Holdings Corp., each of the subsidiaries of Visant Corporation listed on Schedule 1 thereto and Credit Suisse First Boston, as administrative agent for the lenders from time to time party to the Credit Agreement, dated as of October 4, 2004.

10.7(6)	Canadian Pledge Agreement, dated as of October 4, 2004, between Jostens Canada Ltd. and Credit Suisse First Boston Toronto Branch, as Canadian administrative agent for the lenders from time to time parties to the Credit Agreement, dated as of October 4, 2004.

10.8(6)	Trademark Security Agreement, dated as of October 4, 2004, among Visant Secondary Holdings Corp., Visant Corporation, the subsidiaries of Visant Corporation listed on Schedule I thereto and Credit Suisse First Boston, as administrative agent.

10.9(6)	Patent Security Agreement, dated as of October 4, 2004, among Visant Secondary Holdings Corp., Visant Corporation., the subsidiaries of Visant Corporation listed on Schedule I thereto and Credit Suisse First Boston, as administrative agent.

10.10(6)	Copyright Security Agreement, dated as of October 4, 2004, among Visant Secondary Holdings Corp., Visant Corporation, the subsidiaries of Visant Corporation listed on Schedule I thereto and Credit Suisse First Boston, as administrative agent.

10.11(14)	Stock Purchase and Stockholders’ Agreement, dated as of September 3, 2003, among Visant Holding Corp., Visant Corporation and the stockholders party thereto.

10.12(16)	Stock Purchase Agreement among Von Hoffmann Corporation, The Lehigh Press, Inc. and the shareholders of The Lehigh Press Inc., dated September 5, 2003.

10.13(15)	Jostens, Inc. Executive Severance Pay Plan-2003 Revision, effective February 26, 2003.*

10.14(7)	Management Stock Incentive Plan established by Jostens, Inc., dated as of May 10, 2000.*

10.15(1)	Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its Subsidiaries, dated as of January 6, 2005.*

Exhibit No.	Exhibit Description

10.16(31)	Amended and Restated Employment Agreement, dated as of December 19, 2008, between Visant Holding Corp. and Marc L. Reisch.*

10.17(2)	Management Stockholder’s Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch.*

10.18(2)	Restricted Stock Award Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch.*

10.19(2)	Sale Participation Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch.*

10.20(2)	Stock Option Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch.*

10.21(10)	Separation Agreement, dated as of July 14, 2004, among Visant Holding Corp., Jostens, Inc. and Robert C. Buhrmaster.*

10.22(5)	Amendment No. 1 and Agreement, dated as of December 21, 2004, to the Credit Agreement dated as of October 4, 2004, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., the lending institutions from time to time parties thereto, Credit Suisse First Boston, as Administrative Agent, and Credit Suisse First Boston Toronto Branch, as Canadian Administrative Agent.

10.23(1)	Stockholders Agreement, dated as of October 4, 2004, among Visant Holding Corp. and the stockholders named therein.

10.24(2)	Transaction and Monitoring Agreement, dated as of October 4, 2004, between Visant Holding Corp., Kohlberg Kravis Roberts & Co. L.P. and DLJ Merchant Banking III, Inc.

10.25(19)	Second Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its Subsidiaries, dated as of March 14, 2005.*

10.26(19)	Form of Management Stockholder’s Agreement.*

10.27(19)	Form of Sale Participation Agreement.*

10.28(19)	Form of Visant Holding Corp. Stock Option Agreement.*

10.29(19)	Form of Jostens, Inc. Stock Option Agreement.*

10.30(20)	Third Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its Subsidiaries, dated March 22, 2006.*

10.31(15)	Jostens Holding Corp. 2003 Stock Incentive Plan, effective October 30, 2003.*

10.32(31)	Form of Amended and Restated Agreement entered into with respect to Executive Supplemental Retirement Plan.*

10.33(25)	Change in Control Severance Agreement, dated May 10, 2007, by and among Visant Holding Corp., Visant Corporation and Paul B. Carousso.*

10.34(25)	Change in Control Severance Agreement, dated May 10, 2007, by and among Visant Holding Corp., Visant Corporation and Marie D. Hlavaty.*

10.35(28)	Separation agreement, dated January 7, 2008, by and among Visant Holding Corp., Visant Corporation and Jostens, Inc. and Michael L. Bailey.*

10.36(28)	Amended and restated separation agreement, dated March 20, 2008, by and among Visant Holding Corp., Visant Corporation and Jostens, Inc. and Michael L. Bailey.*

10.37(28)	Letter agreement, dated October 2, 2006, among Visant Corporation, Jostens, Inc. and Timothy Larson.*

10.38(28)	Employment Agreement, dated as of January 7, 2008, by and among Visant Corporation, Jostens, Inc. and Timothy Larson.*

Exhibit No.	Exhibit Description

10.39(28)	Letter agreement, dated March 20, 2008, among Visant Holding Corp., Visant Corporation and Michael Bailey.*

10.40(29)	Award Letter to Timothy M. Larson, dated as of April 1, 2008.*

10.41(29)	Form of Restricted Stock Award Agreement.*

10.42(30)	Form of Long-Term Incentive Award Letter.*

10.43(33)	Amendment No. 2 to Credit Agreement, dated as of May 28, 2009, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., the various subsidiary guarantors, Credit Suisse, as Administrative Agent, Credit Suisse, Toronto Branch, as Canadian Administrative Agent and the lending institutions parties thereto.

12.1(31)	Computation of Ratio of Earnings to Fixed Charges.

21.1(31)	Subsidiaries of Visant Corporation.

23.1(34)	Consent of Deloitte & Touche LLP.

23.2(34)	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 hereto).

23.3(34)	Consent of Sheri K. Hank, counsel to Jostens, Inc. (included in Exhibit 5.2 hereto).

23.4(34)	Consent of Cozen O’Connor (included in Exhibit 5.3 hereto).

23.5†	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.4 hereto).

23.6†	Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in Exhibit 5.5 hereto).

23.7(34)	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.6 hereto).

24.1(34)	Power of Attorney.

25.1(26)	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York), as trustee.

(1)	Incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment No. 2 to Form S-4/A (file no. 333-112055), filed on February 14, 2005.
(2)	Incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.
(3)	Incorporated by reference to Visant Holding Corp.’s Form S-4/A (file no. 333-112055), filed on February 2, 2004.
(4)	Incorporated by reference to Visant Holding Corp.’s Form S-4 (file no. 333-112055), filed on January 21, 2004.
(5)	Incorporated by reference to Visant Corporation’s Form S-4/A (file no. 333-120386), filed on February 14, 2005.
(6)	Incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-120386), filed on November 12, 2004.
(7)	Incorporated by reference to Jostens, Inc.’s Form S-4 (file no. 333-45006), filed on September 1, 2000.
(8)	Incorporated by reference to AKI, Inc.’s Form S-4/A (file no. 333-60989), filed on November 13, 1998.
(9)	Incorporated by reference to AKI, Inc.’s Form S-4 (file no. 333-60989), filed on August 7, 1998.
(10)	Incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on November 16, 2004.
(11)	Incorporated by reference to AKI, Inc.’s Form 10-K, filed on September 1, 2004.
(12)	Incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on August 17, 2004.
(13)	Incorporated by reference to Von Hoffmann Holdings Inc.’s Form 10-Q/A, filed on August 12, 2004.
(14)	Incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 28, 2004.
(15)	Incorporated by reference to Jostens, Inc.’s Form 10-K, filed on April 1, 2004.
(16)	Incorporated by reference to Von Hoffmann Holdings Inc.’s Form 10-Q, filed on November 10, 2003.
(17)	Incorporated by reference to Jostens, Inc.’s Form 10-Q, filed on November 12, 2003.

(18)	Incorporated by reference to Jostens, Inc.’s Form 10-Q, filed on August 13, 1999.
(19)	Incorporated by reference to Visant Holding Corp.’s Form 10-K, filed April 1, 2005.
(20)	Incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on March 30, 2006.
(21)	Incorporated by reference to Visant Holding Corp.’s Form 8-K, filed on April 6, 2006.
(22)	Incorporated by reference to Visant Holding Corp.’s Form 8-K, filed on January 5, 2007.
(23)	Incorporated by reference to Visant Holding Corp.’s Form 10-K, filed March 28, 2007.
(24)	Incorporated by reference to Visant Corporation’s Form S-1/A (file no. 333-126002), filed September 13, 2005.
(25)	Incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed May 14, 2007.
(26)	Incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-142678), filed on May 7, 2007.
(27)	Incorporated by reference to Visant Holding Corp.’s Form 8-K, filed on February 15, 2008.
(28)	Incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on March 26, 2008.
(29)	Incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-1/A (file no. 333-142680), filed on May 20, 2008.
(30)	Incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on November 12, 2008.
(31)	Incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2009.
(32)	Incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed May 20, 2008.
(33)	Incorporated by reference to Visant Holding Corp.’s Form 8-K, filed on June 1, 2009.
(34)	Incorporated by reference to Visant Corporation’s Post-Effective Amendment No. 1 to Form S-1 (file no. 333-151052), filed June 3, 2009.
†	Filed herewith.
*	Management contract or compensatory plan or arrangement.